Exhibit 99.1

Kohl’s and Capital One Announce Multi-Year Extension of Credit Card Partnership

Companies Agree to Extend Private Label Credit Card Offering and Explore New Opportunities Together

Kohl’s (NYSE: KSS) and Capital One, National Association, a subsidiary of Capital One Financial Corporation (NYSE: COF), today announced a multi-year extension of their credit card program agreement. This is the second contract extension, with the most recent one occurring in 2014, and will allow the companies to continue to build on their relationship and provide industry-leading experiences and highly compelling products to Kohl’s millions of customers.

The contract extension with Kohl’s enables consumers to have expanded buying power and further solidifies an already strong partnership. Kohl’s high product standards and the company’s focus on customer service extends through its private label credit card program, Kohl’s Card, which offers cardholders access to exclusive offers, guaranteed savings and online payment services. The two companies have also agreed to a co-branded card product piloted as early as 2023.

“The Kohl’s credit program is an invaluable piece of our loyalty program and we are pleased to continue this important partnership with Capital One to bring the best value to our customers,” said Greg Revelle, Kohl’s chief marketing officer. “For many years, Capital One has been a strong partner and we look forward to building upon our work together to innovate and drive excellence in the customer experience.”

Kohl’s loyalty offerings include Kohl’s Card, Kohl’s Rewards and the Company’s iconic Kohl’s Cash coupons. The Company recently announced plans to roll out enhanced rewards for Kohl’s Card cardholders this spring. Kohl’s Rewards members will earn 7.5% when they use their Kohl’s Card — delivering 50% more in rewards for Kohl’s Card members who are also Rewards members.

“From the start of our partnership with Kohl’s in 2011, our shared focus on innovation and growth has allowed our organizations to strategically invest to deliver exceptional value to customers, ” said Buck Stinson, SVP of Card Partnerships at Capital One. “This extension is a testament to our commitment to building long-standing, mutually beneficial partnerships and demonstrates how we build relationships and deliver results over the long-term.”

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include information concerning the Board’s review of expressions of interest and the Company’s business strategies, plans, and objectives. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. You should understand that these forward-looking statements are not guarantees of strategic action, performance, or results. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's

Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $311.0 billion in deposits and $432.4 billion in total assets as of December 31, 2021. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

About Kohl's

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl's App, Kohl's offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company's environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

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Contacts

Mitch Rubenstein

Capital One

Mitchell.Rubenstein@capitalone.com

Jen Johnson

Kohl’s

Jen.Johnson@kohls.com